Exhibit 10.9

______________, 2020

Health Sciences Acquisitions Corporation 2
40 10th Avenue, Floor 7
New York, NY 10014

Ladies and Gentlemen:

Health Sciences Acquisitions Corporation 2 (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

HSAC 2 Holdings, LLC (the “Sponsor”) hereby agrees that it will purchase an aggregate of 2,500,000 Ordinary Shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), at a price per share of $10.00, for an aggregate purchase price of $25,000,000 (the “Commitment Purchase Price”) prior to, currently with, or following the consummation of a Business Combination (the “Commitment Shares”). The Commitment Shares may be purchased either in open market transactions (to the extent permitted by law) or in a private placement. In the event that the Commitment Shares are purchased in a private placement, the Commitment Purchase Price will be paid to the Company, or as directed by the Company, and the Company, or any successor to the Company, will direct the transfer agent to issue the Commitment Shares.

The Sponsor hereby represents and warrants that:

●	it will be acquiring the Commitment Shares for its account for investment purposes only;

●	it has no present intention of selling or otherwise disposing of the Commitment Shares in violation of the securities laws of the United States;

●	it is an ‘“accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

●	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

●	it is familiar with the proposed business, management, financial condition and affairs of the Company;

●	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

●	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

The Sponsor acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations upon the consummation of a Business Combination.

This letter agreement constitutes the entire agreement between the Sponsor and the Company with respect to the purchase of the Commitment Shares, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

[SIGNATURE PAGE TO FOLLOW]

Very truly yours,

HSAC 2 HOLDINGS, LLC

By:
Name:
Title:

Accepted and Agreed:

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:
Name:
Title:

2